Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Preliminary Proxy Statement |_|

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_|

Definitive Proxy Statement |_|

Definitive Additional Materials |X| Soliciting Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("the Company-AAG")

(Name of Registrant as Specified In Its Charter)

Richard D. Foley, Stephen Nieman, Terry K. Dayton and Carl L. Olson (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required |X|

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies: As of April 20, 2007, the record date for the meeting, there were 42,616,739 shares of Company common stock outstanding

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: Stephen Nieman, Richard D. Foley, Terry K. Dayton and Carl L. Olson for the 2007 CHALLENGERS

4) Date Filed:

ALASKA AIR GROUP, INC.
BOX 68947,
SEATTLE, WA 98168-0947 / 206-431-7040

September 17, 2007

Steve Nieman
15204 NE 181st Loop
Brush Prairie, WA 98606

Re: Your Letter of September 4, 2007

Dear Mr. Nieman:

I am responding on behalf of the Board of Directors of Alaska Air Group, Inc. ("AAG" or the "Company") to your letter of September 4, 2007, addressed to Mr. Bill Ayer, and to follow up on the telephone conversation that I had with you and Mr. Foley last Monday.

In your September 4 letter, you express, among other things, your "loss of confidence" in the voting process employed for the 2007 Annual Meeting, and request that AAG "take the necessary steps to restore confidence in AAG shareholder voting processes and results." The Board of Directors has the utmost confidence in the Company's voting procedures, and the Board firmly rejects the implication in your letter questioning the integrity of such processes and the accuracy of the reported voting results. The election was conducted in strict compliance with applicable state and federal laws, and as you know, the election results were independently tabulated and certified by IVS Associates, Inc., the election inspector for the Annual Meeting, The final results were reported in the Company's Form 10-Q filed on August 7, 2007, as required by applicable SEC regulations.

Although your letter did not set forth any details, you and Mr. Foley subsequently indicated during our Monday telephone conference that your principal concerns related to the following: (i) the Company's decision not to release the final voting results to you until such time as the results were first reported to the Company's shareholders generally in the Form 10-Q; (ii) the decision of the independent election inspector to communicate with you by e-mail instead of by telephone to confirm the timing for release of tl1e final voting results; and (ill) your dissatisfaction with the response of Vanguard, the trustee for the Company's 401(k) plan, to your inquiries regarding the vote of 401(k) plan participants.

We discussed each of these matters during our Monday telephone conference, as well as on previous occasions. With regard to the timing for release of the voting results, the Company announced the preliminary results at the Annual Meeting, and I confirmed the preliminary results to you in my letter of June 20, 2007, responding to your initial request. (A copy of my June 20 letter is enclosed for your reference and convenience.) The Company's intention to report the final voting results in its Form 10-Q filing was

Mr. Steve Nieman
September 17, 2007

specifically disclosed in the Company's proxy statement (see page 6), and I further explained the Company's practice and rationale in my June 20 letter. With regard to your other stated concerns, we continue to believe that these matters are outside the control of the Company and its management.

Sincerely,

/s

Karen A. Gruen
Managing Director, Corporate Affairs
Associate General Counsel & Assistant Secretary